Exhibit 99.1

Form 3 Continuation Sheet — Joint Filer Information

This Statement on Form 3 is filed by Fortissimo Capital Fund GP, L.P.; Fortissimo Capital Fund L.P.; Fortissimo Capital Fund (Israel) L.P.; (iii) Fortissimo Capital Fund (Israel - DP), L.P.; and Fortissimo Capital (GP) Management Ltd., a Cayman Island corporation.

Name of Designated Filer: Fortissimo Capital Fund GP, L.P
Date of Event Requiring Statement: October 11, 2006
Issuer Name: Fortissimo Acquisition Corp.

Fortissimo Capital Fund GP, L.P.

/s/ Alak Goswami, as attorney-in-fact for Fortissimo Capital Fund GP, L.P.

Fortissimo Capital Fund L.P.

/s/ Alak Goswami, as attorney-in-fact for Fortissimo Capital Fund GP, L.P.

Fortissimo Capital Fund (Israel) LP

/s/ Alak Goswami, as attorney-in-fact for Fortissimo Capital Fund GP, L.P.

Fortissimo Capital Fund (Israel-DP), L.P.

/s/ Alak Goswami, as attorney-in-fact for Fortissimo Capital Fund GP, L.P.